Exhibit 99.2

Planned Evolution

Customer Evolution

Knowing and Serving Our Customer

•                            Projected growth from “empty nester” baby boomers and
“echo-boomers”

Planned Evolution

Outsized Performance

Dividends - Safety and Growth

Market Research: Application

Short-Term

Corporate Profits % Change vs. Year Ago

Market Research: Application

Short-Term

Consumer Confidence

Market Research: Application

Short-Term

GDP Growth

Market Research: Application

Short-Term

Annual Employment Growth

Market Research: Application

Short-Term

Single-Family Home Sales

Market Research: Application

Short-Term

New Supply as a % Total Inventory

Market Research: Application

Short-Term

Demand/Supply Ratio

Market Research: Application

Short-Term

Occupancy (REIS)

Market Research: Application

Short-Term

Annualized Rental Rate Growth (REIS)

Market Research: Application

Short-Term

Traffic/Available Homes

Market Research: Application

Short-Term

Economic Occupancy

Market Research: Application

Short-Term

Market Rent Growth

Market Research:  Application

Longer-Term

Average Annual Employment Growth (1998 – 2003)

Source:  Economy.com (non-farm, non-construction employment)

Market Research:  Application

Longer-Term

Completions as % of Inventory (1998-2003)

Defined as New Supply as % Total Apartment Inventory

Source:  Reis Reports/AVB

Market Research:  Application

Longer-Term

Demand/Supply (1998 – 2003)

Source:  REIS, Economy.com, AVB

D/S= (Household Growth/Employ. Growth) x Employ. ) / New Supply

Market Research:  Application

Longer-Term

Housing Affordability  (4Q01)

Source:  NAHB. Based on % of households that can afford median sales price.

Market Research:  Application

Longer-Term

Market Rent Growth (1998 – 2003)

Source:  REIS Reports

AVB Resident Profile

73% of Residents in $50,000+ Income Bracket

Household Income	Percent
< $25,000	7%
$25,000 - $49,999	20%
$50,000 - $74,999	24%
$75,000 - $99,999	20%
$100,000 or more	29%

What is the right approach at AVB?

➢	Operating Excellence is our Competitive Advantage

➢	Operating Excellence will Maximize Shareholder Value

➢	Customer Knowledge and Service fall within Operating Excellence

What is the right approach at AVB?

Where we want to be in the Future

The Customer Focus Journey

How will this affect our Residents?

Customer Focus	Emotional Bond with Brand	Customer Loyalty

How will Customer Focus benefit AVB?

Decentralized Execution

Experienced Management Team

Bryce Blair
Chairman, CEO & President
17 years
Tim Naughton
COO
13 years
Tom Sargeant
EVP and CFO
16 years
Charlene Rothkopf
SVP, Human Resources
2 ½ years
Ted Schulman
VP, General Counsel
3 ½ years
Sam Fuller
EVP, Development/Construction
13 years
Dirk Herrman
VP, Marketing
3 1/2 years
Lili Dunn
RVP, Investments
11 1/2 years
Leo Horey
SVP, Property Operations
12 years
Jim Liberty
SVP, Construction
6 years
David Bellman
RVP, Construction
4 ½ years
Rick Morris
RVP, Construction
6 ½ years
Bill McLaughlin
RVP, Development
8 years
Matt Birenbaum
RVP, Development
6 ½ years
Steve Wilson
RVP, Development
4 ½ years
Gwyneth Jones Cote
RVP, Property Operations
13 years

Business Update

Market & Operating Trends

Employment Growth (by sequential quarter)

1999       |         2000      |         2001       |       2002          |        2003

Business Update

Average Economic Occupancy

Business Update

Annual Market Rent Growth

May 2002

Business Update

Market Rent & Gross Potential Per Apt

Business Update

Same Store Revenue

Historical

$ Millions per month